Exhibit 99.1

FOR IMMEDIATE RELEASE

Sophiris Bio Reports Third Quarter Financial Results and Recent Key

Operational Highlights

San Diego and Vancouver, British Columbia, November 12, 2013 – Sophiris Bio Inc. (Sophiris, NASDAQ: SPHS, TSX: SHS) (the “Company” or “Sophiris”), a biopharmaceutical company developing a clinical-stage, targeted treatment for the symptoms of benign prostatic hyperplasia (BPH or enlarged prostate), today announced financial results and recent key operational highlights for the three and nine months ended September 30, 2013.

Recent Key Operational Highlights

•	On October 28, 2013, the Company announced that enrollment had begun and the first patients had been dosed in a Phase 3 clinical trial of PRX302 (topsalysin) as a treatment for lower urinary tract symptoms of benign prostatic hyperplasia (BPH or enlarged prostate). The Phase 3 international, multi-center trial, called the PLUS-1 study, will enroll approximately 440 patients. The randomized, double-blind and vehicle-controlled trial will assess the safety and efficacy of a single intraprostatic injection of PRX302 (0.6 µg/g prostate) for the treatment of BPH. The primary endpoint is the International Prostate Symptom Score (IPSS) total score change from baseline over 52 weeks. Secondary endpoints include Qmax (maximum urine flow) change from baseline over 52 weeks.

•	On August 23, 2013, the Company announced that it had closed its initial U.S. public offering. Under the offering, the Company issued 13,000,000 common shares at a price of $5.00 per share for aggregate gross proceeds of $65 million.

•	Upon the closing of the Company’s initial public offering on The NASDAQ Stock Market, Joseph L. Turner was formally appointed to the Company’s Board of Directors. Mr. Turner has more than 25 years of financial management experience in the biotech and pharmaceutical industries. Mr. Turner currently serves on the Boards of Directors and is the chair of the audit committees of three publicly-traded pharmaceutical companies.

•	On August 9, 2013, the Company’s Board of Directors approved a 52-for-1 share consolidation to increase the Company’s share price to meet the minimum share price requirements of The NASDAQ Stock Market.

“During the third quarter Sophiris successfully completed an initial U.S. public offering and raised the capital necessary to advance PRX302 into its first Phase 3 clinical trial for a treatment for enlarged prostate,” stated Randall Woods, President and CEO of Sophiris Bio. “Our team has quickly mobilized since completing the offering and already enrolled the first patients into the first Phase 3 trial of PRX302. Building off of the success of the previously completed Phase 2 trial, we are focused on steady execution of the PRX302 Phase 3 clinical program.”

Financial Results for the Third Quarter Ended September 30, 2013

The Company reported a net loss of $3.0 million ($0.31 per share) for the three months ended September 30, 2013, compared to a net loss of $5.6 million ($1.79 per share) for the three months ended September 30, 2012.

Research and development expenses

Research and development expenses were $2.1 million for the three months ended September 30, 2013 compared to $3.4 million for the three months ended September 30, 2012. The decrease in research and development costs is attributable to the following:

•	A $0.4 million decrease in costs associated with the transfer and scale-up of manufacturing activities for PRX302;

•	A $0.2 million decrease in costs associated with certain non-clinical activities, specifically a repeat dose monkey study and a rat fertility study both completed in 2012; and

•	A $0.4 million decrease in the costs associated with the Company’s Phase 1/2 transrectal clinical trial.

Research and development costs included stock-based compensation charges of $0.1 million for the three months ended September 30, 2013 which was comparable to the three months ended September 30, 2012.

General and administrative expenses

General and administrative expenses were $0.9 million for the three months ended September 30, 2013 compared to $2.0 million for the three months ended September 30, 2012. This decrease is partially due to a $0.6 million decrease in market research costs. The remaining decrease is associated with a reduction in personnel related costs and consulting costs which were offset partially by an increase in corporate insurance and stock compensation expense. General and administrative cost included stock based compensation expense of $0.2 million for the three months ended September 30, 2013 as compared to $0.1 million for the three months ended September 30, 2012.

Interest expense

Interest expense, net was $0.3 million for the three months ended September 30, 2013 compared to $0.4 million in the same period in 2012. This decrease resulted from a reduction in interest expense related to the Company’s promissory notes with Oxford Finance. Interest expense related to Company’s promissory notes with Oxford Finance is expected to decline over the term of the loan as the total principal outstanding on the loan is paid down.

Other income

Other income was $0.4 million for the three months ended September 30, 2013 as compared to $0.2 million for the three months ended September 30, 2012. This change was primarily due to a $0.2 million gain recognized for the change in the fair value of the Company’s warrant liability from the initial recognition date of the warrant liability, the date of our initial public offering, to September 30, 2013. As a result of a change in the functional currency of Sophiris Bio Inc. to the U.S. dollar, the Company was required to recognize a liability for the fair value of the Company’s previously issued warrants which were issued with an exercise price denominated in Canadian dollars. The Company is required to reassess the fair value of the warrants each reporting period until the warrants expire or they are exercised. Any non-cash gain or loss on the fair value of the warrants will be recorded as a component of other income.

Financial Results for the Nine Months Ended September 30, 2013

The Company reported a net loss of $5.7 million ($1.08 per share) for the nine months ended September 30, 2013, compared to a net loss of $15.9 million ($5.25 per share) for the nine months ended September 30, 2012.

License revenue

During the nine months ended September 30, 2013, the Company recorded as revenue a $5.0 million non-refundable milestone payment due from Kissei upon its achievement of certain development activities, as such milestone had been achieved during this period. The Company received payment of this milestone in April.

Research and development expenses

Research and development expenses were $6.1 million in the nine months ended September 30, 2013, compared to $10.2 million in the nine months ended September 30, 2012. The decrease in research and development costs is attributable to the following:

•	A $1.2 million decrease in the costs associated with the Company’s non-clinical activities, specifically a repeat dose monkey study and a rat fertility study both of which were completed in 2012;

•	A $2.3 million decrease in the costs associated with the transfer and scale-up of manufacturing activities for PRX302; and

•	A $1.3 million decrease in costs associated with the Company’s Phase 1/2 trial.

Offsetting these decreases is an increase of $0.8 million for cost associated with the Company’s first Phase 3 clinical trial. Also offsetting this decrease is a $0.4 million sub-license royalty fee which was expensed during the nine months ended September 30, 2013 due to UVIC Industry Partnerships and The Johns Hopkins University associated with the Company’s $5.0 million milestone payment from Kissei. Research and development expense included stock-based compensation charges of $0.1 million for both the nine months ended September 30, 2013 and the nine months ended September 30, 2012.

General and administrative expenses

General and administrative expenses were $3.0 million in the nine months ended September 30, 2013, compared to $4.3 million for the nine months ended September 30, 2012. The decrease of $1.3 million is partially due to a $0.8 million decrease in market research costs. The remaining decrease is associated with a reduction in personnel related costs and consulting costs which were offset partially by an increase in accounting and tax professional fees, corporate insurance and stock compensation expense. General and administrative costs included stock based compensation expense of $0.6 million for the nine months ended September 30, 2013 as compared to $0.4 million for the nine months ended September 30, 2012.

Interest expense

Interest expense was $1.1 million in the nine months ended September 30, 2013, compared to $1.5 million in the same period in 2012. This decrease resulted from a reduction in interest expense related to the Company’s promissory notes with Oxford Finance. Interest expense related to the Company’s promissory notes with Oxford Finance is expected to decline over the term of the loan as the total principal outstanding on the loan is paid down.

Other income

Other income was $5,000 for the nine months ended September 30, 2013, compared to $0.1 million for the nine months ended September 30, 2012. Included as a component of other income during the nine months ended September 30, 2013 was a $0.2 million gain associated with the change in the fair value of the Company’s warrant liability. This gain was offset almost entirely by foreign currency exchange losses.

Income tax expense

The milestone payment from Kissei was subject to a ten percent Japanese withholding tax. As a result the Company recorded an income tax expense of $0.5 million for the nine months ended September 30, 2013. The Company will be eligible to utilize the withholding tax to offset future taxes due in Japan, if any. Given the uncertainty around the Company’s ability to generate future taxable income, the Company has expensed the withholding tax during the nine months ended September 30, 2013.

For complete financial results, please see the Company’s website at www.sophiris.com.

About Sophiris

Sophiris Bio Inc. is a biopharmaceutical company developing a clinical-stage, targeted treatment for the symptoms of benign prostatic hyperplasia (BPH or enlarged prostate), which it believes is an unsatisfied market with significant market potential. Sophiris’ lead candidate for BPH, PRX302, is designed to be as efficacious as pharmaceuticals, less invasive than the surgical interventions, and without the sexual side effects seen with existing treatments. Sophiris initiated its first Phase 3 clinical trial of PRX302 in October 2013. For more information, please visit www.sophiris.com.

Certain statements included in this press release may be considered forward-looking, including the quote of our President and CEO and any expectations relating to our Phase 3 trial of PRX302 or our capital requirements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. All forward-looking statements are based on Sophiris’ current beliefs as well as assumptions made by and information currently available to Sophiris and relate to, among other things, anticipated financial performance, business prospects, strategies, regulatory developments, clinical trial enrollment and results, market acceptance and future commitments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Due to risks and uncertainties, including the risks and uncertainties identified by Sophiris in its public securities filings; actual events may differ materially from current expectations. Sophiris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Peter Slover

Chief Financial Officer

(858) 777-1760

Corporate Communications and Investor Relations:
Jason Spark	Michael Moore
Canale Communications	Equicom Group
(619) 849-6005	619-467-7067
jason@canalecomm.com	mmoore@tmxequicom.com

Sophiris Bio Inc.

Condensed Consolidated Balance Sheets

(in Thousands, except share amounts)

(unaudited)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$54,739	$9,721
Other receivables	30	71
Deferred financing costs	—	937
Prepaid expenses	3,212	593

Total current assets	57,981	11,322
Property and equipment, net	102	163
Other long-term assets	19	44

Total assets	$58,102	$11,529

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,600	$1,774
Accrued expenses	1,233	2,839
Current portion of promissory notes	6,724	5,895

Total current liabilities	9,557	10,508
Long-term promissory notes, less current portion	1,693	6,126
Warrant liability	1,376	—

Total liabilities	12,626	16,634

Commitments and contingencies
Stockholders’ equity (deficit):
Common stock, unlimited authorized shares, no par value; 16,149,871 and 3,149,871 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	111,218	54,215
Common share purchase warrants	—	6,045
Contributed surplus	13,567	8,379
Accumulated other comprehensive (loss) gain	99	(46)
Deficit accumulated during development stage	(79,408)	(73,698)

Total stockholders’ equity (deficit)	45,476	(5,105)

Total liabilities and stockholders’ equity (deficit)	$58,102	$11,529

Sophiris Bio Inc.

Condensed Consolidated Statement of Operations and Comprehensive Loss

(in Thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Cumulative period from January 11, 2002 (date of inception) to September 30,
	2013	2012	2013	2012	2013
Revenues:
License revenue	$—	$—	$5,000	$—	$8,000
Operating expenses:
Research and development	2,117	3,411	6,143	10,193	55,788
General and administrative	883	1,980	3,009	4,342	27,487

Total operating expenses	3,000	5,391	9,152	14,535	83,275

Other income (expense):
Interest income (expense), net	(313)	(445)	(1,064)	(1,450)	(2,977)
Other income (expense), net	361	206	5	122	(341)

Total other income (expense)	48	(239)	(1,059)	(1,328)	(3,318)

Net loss before income taxes	(2,952)	(5,630)	(5,211)	(15,863)	(78,593)
Income tax expense	—	—	(500)	—	(815)

Net loss	$(2,952)	$(5,630)	$(5,711)	$(15,863)	$(79,408)

Basic and diluted loss per share	$(0.31)	$(1.79)	$(1.08)	$(5.25)

Weighted average number of outstanding shares – basic and diluted	9,509	3,150	5,293	3,021

Other comprehensive income (loss)
Currency translation adjustment	(154)	211	146	108	99

Total comprehensive loss	$(3,106)	$(5,419)	$(5,565)	$(15,755)	$(79,309)

Sophiris Bio Inc.

Condensed Consolidated Statement of Cash Flows

(in Thousands)

(unaudited)

	Nine Months Ended September 30,		Cumulative Period From January 11, 2002 (date of inception) to
	2013	2012	September 30, 2013
Cash flows used in operating activities
Net loss for the period	$(5,711)	$(15,863)	$(79,408)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock-based compensation	715	488	5,052
Accretion of debt discount	299	391	1,029
Depreciation of property and equipment	63	61	586
Amortization of intangible assets	—	149	1,205
Amortization of promissory note issuance costs	86	119	310
Impairment loss	—	176	176
Change in fair value warrant liability	(195)	—	(195)
Foreign exchange (gain) loss	216	(109)	(1,453)
Loss on disposal of assets	—	—	25
Other	—	—	182
Changes in operating assets and liabilities:
Other receivables	36	142	21
Prepaid expenses	(2,680)	81	(3,483)
Deferred financing costs	—	—	(936)
Other long-term assets	6	(15)	(38)
Accounts payable and accrued expenses	(1,657)	(637)	2,675

Net cash used in operating activities	(8,822)	(15,017)	(74,252)

Cash flows used in investing activities
Purchases of property and equipment	(3)	(26)	(725)
Proceeds from the disposal of property and equipment	—	—	11
Acquisition of intangible assets	—	—	(1,372)
Maturity of marketable securities	—	—	1,112
Purchases of marketable securities	—	—	(1,112)

Net cash flows used in investing activities	(3)	(26)	(2,086)

Cash flows from financing activities
Issuance of common shares from private placement, net of issuance cost	—	8,285	50,179
Issuance of common shares from public offering, net of issuance cost	57,816	—	60,844
Issuance of preferred shares, net of issuance cost	—	—	465
Cash acquired on reverse acquisition	—	—	818
Issuance of common shares on exercise of warrants	—	—	8,702
Issuance of common shares on exercise of stock options	—	—	514
Cash received from the issuance of promissory notes	—	—	15,000
Principal payments on notes payable	(3,903)	(1,801)	(7,092)
Increase in lease obligations	—	—	120
Capital lease payments	—	—	(120)
Deferred financing costs	—	—	—
Other	—	—	4

Net cash provided by financing activities	53,913	6,484	129,433

Effect of exchange rate changes on cash and cash equivalents	(70)	375	1,644

Net increase (decrease) in cash and cash equivalents	45,018	(8,184)	54,739
Cash and cash equivalents at beginning of period	9,721	23,410	—

Cash and cash equivalents at end of period	$54,739	$15,226	$54,739